Exhibit 32.3

Certification

Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Highlands Bankshares, Inc. (the “Company”) for the period ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, James R. Edmondson, Vice President of Accounting of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James R. Edmondson

James R. Edmondson

Vice President of Accounting, Highlands Bankshares, Inc.

November 12, 2009